UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2010

JANEL WORLD TRADE, LTD.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	333-60608	11-263608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification Number)

150-14 132nd Avenue, Jamaica, NY	11434
(Address of Principal Executive Offices)	(Zip Code)

     Registrant's telephone number,
    including area code, (718) 527-3800

Item 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

As of May 14, 2010 Janel World Trade, Ltd. concluded the engagement of Linda Bieler as its Chief Financial Officer, and it engaged Philip Dubato as the company's Executive Vice President of Finance and Chief Financial Officer.

Mr. Dubato, a graduate of St. John's University (B.S. in Accounting), in Jamaica, NY, has almost 25 years of experience in senior financial management in the global logistics sector, including 12 years at Target Logistics, Inc. ("Target"), a publicly traded global logistics company which he joined in 1996 as Vice President and Chief Financial Officer, and since 1998 served as a member of the Board of Directors. For the thirteen years prior to joining Target, Mr. Dubato held several financial management positions with LEP Profit International, Inc., a global logistics company, with his last position being Vice President and Chief Financial Officer from 1992 to 1996. Target was sold to an overseas company in November 2007. Mr. Dubato continued to serve as Vice President and Chief Financial Officer of Target until October 2008, and from that point was governed by a twelve month non-compete, and eighteen month non-solicitation agreement in the logistics industry which ended in March 2010.

Reporting to Janel Executive Vice President and Chief Executive Officer James Jannello, Mr. Dubato is responsible for the company's finance, corporate controls, investor relations and strategic financing initiatives for the Company’s future growth strategy and the optimization of profits. His compensation is comprised of a salary of $175,000 a year, and reimbursement for reasonable automobile expenses and family medical insurance coverage.

Item 9.01	Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

May 21, 2010

JANEL WORLD TRADE, LTD.

	By:	/s/ James N. Jannello
James N. Jannello, Executive Vice
President and Chief Executive Officer